EXHIBIT A

AMENDED AND RESTATED JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the common stock of Applebee's International, Inc. and further agree that this Amended and Restated Joint Filing Agreement shall be included as an Exhibit to such joint filing.

The undersigned further agrees that each party hereto is responsible for timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.

This Amended and Restated Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

In evidence thereof the undersigned, being duly authorized, hereby execute this Amended and Restated Joint Filing Agreement this 11th day of December 2006.

BREEDEN CAPITAL MANAGEMENT LLC

By: /s/ Richard C. Breeden
Richard C. Breeden
Managing Member

BREEDEN PARTNERS L.P.

By: Breeden Capital Partners LLC, its general partner

By: /s/ Richard C. Breeden
Richard C. Breeden
Managing Member

BREEDEN PARTNERS (CALIFORNIA) L.P.

By: Breeden Capital Partners LLC, its general partner
By: Breeden Capital Partners LLC, its general partner

By: /s/ Richard C. Breeden
Richard C. Breeden
Managing Member

BREEDEN PARTNERS HOLDCO LTD.

By: /s/ Richard C. Breeden
Richard C. Breeden
Director

BREEDEN PARTNERS (CAYMAN) LTD.

By: /s/ Richard C. Breeden
Richard C. Breeden
Director

/s/ Richard C. Breeden
Richard C. Breeden